                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of
UCAR International Inc.


    We consent to incorporation by reference and inclusion in this Amendment
No. 1 to the Registration Statement on Form S-3 (Registration No. 333-63848) of UCAR International Inc. of our report dated February 15, 2001 relating to the consolidated financial statements of UCAR International Inc. and Subsidiaries, which report appears in the UCAR International Inc. Annual Report on Form 10-K for the year ended December 31, 2000, and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP
Nashville, Tennessee
July 6, 2001